AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 27, 2012

REGISTRATION NO. 333-177542

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GOODRICH CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

New York	34-0252680
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

FOUR COLISEUM CENTRE

2730 WEST TYVOLA ROAD

CHARLOTTE, NORTH CAROLINA 28217

(704) 423-7000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

PETER A. GUTERMANN

PRESIDENT

GOODRICH CORPORATION

FOUR COLISEUM CENTRE

2730 WEST TYVOLA ROAD

CHARLOTTE, NORTH CAROLINA 28217

(704) 423-7000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

PETER A. GUTERMANN GOODRICH CORPORATION FOUR COLISEUM CENTRE 2730 WEST TYVOLA ROAD CHARLOTTE, NORTH CAROLINA 28217 (704) 423-7000	JOSHUA R. CAMMAKER WACHTELL, LIPTON, ROSEN & KATZ 51 WEST 52ND STREET NEW YORK, NEW YORK 10019 (212) 403-1000

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

REMOVAL OF SECURITIES FROM REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-3 filed on October 27, 2011 (Registration No. 333-177542) (the “Registration Statement”), of Goodrich Corporation (“Goodrich”), which was deemed effective upon filing. The Registration Statement registered an indeterminate number of Goodrich debt securities, series preferred stock, common stock, stock purchase contracts and stock purchase units (collectively, the “Securities”). On July 26, 2012, Charlotte Lucas Corporation, a New York corporation and a wholly owned subsidiary of United Technologies Corporation, merged with and into Goodrich, with Goodrich as the surviving corporation (the “Merger”). As a result of the Merger, Goodrich became a wholly owned subsidiary of United Technologies Corporation. Goodrich has terminated all offerings of its securities pursuant to its existing registration statements, including the Registration Statement.

In accordance with the undertaking of Goodrich in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration the Securities not heretofore sold pursuant to the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Securities.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, the State of North Carolina, on July 27, 2012.

GOODRICH CORPORATION

By:	/s/ Scott A. Cottrill
Name: Scott A. Cottrill
Title: Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on July 27, 2012 by the following persons in the capacities indicated.

/s/ Peter A. Gutermann	/s/ Scott A. Cottrill
Peter A. Gutermann	Scott A. Cottrill
President	Treasurer
(Principal Executive Officer)	(Principal Financial Officer and Principal Accounting Officer)

/s/ An-Ping Hsieh	/s/ Timothy Airgood
An-Ping Hsieh Director	Timothy Airgood Director